EXHIBIT 12.2
                                                                  ____________


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                           Provident Capital Trust I
           Computation of Ratio of Earnings to Combined Fixed Charges
                     Nine Months Ended September 30, 1996

Excluding Interest on Deposits
Income Before Income Taxes                                                                         $87,243

Fixed Charges:
Interest Expense                                                       $ 66,271
One Third of Rents                                                        1,614
Total Fixed Charges                                                      ______                     67,885
                                                                                                    ______
Earnings Before Taxes and Fixed Charges, Excluding
Capitalized Interest                                                                              $155,128
                                                                                                   =======

Fixed Charges, as Above                                                  67,885
Preferred Stock Dividends                                                   397
Fixed Charges Including Preferred Stock Dividends                        ______                   $ 68,282
                                                                                                    ======
Ratio of Earnings to Fixed Charges                                                                   2.27
                                                                                                     ====
Including Interest on Deposits
Fixed Charges Including Preferred Stock Dividends                      $ 68,282
Add: Interest on Deposits                                               141,918
                                                                        _______
Total Fixed Charges Including Preferred Stock
Dividends and Interest on Deposits                                                                $210,200
                                                                                                   =======

Earnings before Taxes and Fixed Charges, Excluding
Capitalized Interest                                                    155,128
Add:  Interest on Deposits                                              141,918
                                                                        _______
Total Earnings Before Taxes, Fixed Charges, and
Interest on Deposits                                                                              $297,046
                                                                                                   =======
Ratio of Earnings to Fixed Charges and Preferred Stock
Dividend Requirements                                                                                1.41
                                                                                                     ====

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